UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2012

Morton’s Restaurant Group, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-12692	13-3490149
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 North LaSalle Street, Suite 500

Chicago, Illinois 60654

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (312) 923-0030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On January 23, 2012, Morton’s Restaurant Group, Inc. (the “Company”) announced that it completed the redemption of all of its outstanding Series A Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”). The redemption price was $5.00 per share of Preferred Stock. On January 20, 2012, the Company deposited $6,000,000 with the redemption agent, American Stock Transfer and Trust Company, LLC, for the redemption of the 1,200,000 shares of Preferred Stock outstanding on the January 23, 2012 redemption date, and such funds have been made available to the holders of the Preferred Stock. From the redemption date forward, holders of the Preferred Stock will have no rights as holders of such shares other than the right to receive the $5.00 per share redemption price.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Exhibit

99.1	Press Release issued by the Company, dated January 23, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Morton’s Restaurant Group, Inc.

Date: January 23, 2012	/S/ RONALD M. DINELLA
Ronald M. DiNella Senior Vice President, Chief Financial Officer And Treasurer